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                                                                       EXHIBIT 5

                                     July 18, 1996



MIM Corporation
One Blue Hill Plaza
Pearl River, New York  10965

          Re:  MIM Corporation
               Securities and Exchange Commission Registration Statement
               on Form S-1 (Registration No. 333-05327)
               ---------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to MIM Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration No. 333-05327), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the public offering of 4,000,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), plus up to an additional 600,000 shares of Common Stock to cover over-allotments, to be issued and sold by the Company (collectively, the "Offered Shares") as provided in the Registration Statement.

     In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the By-laws of the Company, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Offered Shares as we have deemed appropriate. This opinion is based exclusively on the laws of the State of New Jersey and the General Corporation Law of the State of Delaware.

     On the basis of the foregoing, we are of the opinion that the Offered Shares have been duly and validly authorized for issuance and, when issued and paid for in the manner as
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described in the Registration Statement, will have been validly issued, fully paid and non-assessable by the Company.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the rules and regulations of the Securities and Exchange Commission.


                                         Very truly yours,

                                         /s/ Drinker Biddle & Reath

                                         DRINKER BIDDLE & REATH